THE CHEFS’ WAREHOUSE, INC. 8-K

Exhibit 99.1

The Chefs’ Warehouse Reports Second Quarter 2014 Financial Results

Net Sales Increase 25.3% in the Second Quarter of 2014

Ridgefield, CT, July 31, 2014 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its second quarter ended June 27, 2014.

Financial highlights for the second quarter of 2014 compared to the second quarter of 2013:

•	Net sales increased 25.3% to $213.1 million for the second quarter of 2014 from $170.2 million for the second quarter of 2013.
•	Net income available for common shareholders was $3.8 million for the second quarter of 2014 compared to $5.3 million for the second quarter of 2013.
•	Earnings per diluted share available to common stockholders was $0.15 for the second quarter of 2014 compared to $0.25 for the second quarter of 2013.
•	Modified pro forma earnings per diluted share available to common stockholders[1] was $0.18 per diluted share for the second quarter of 2014 compared to $0.26 per diluted share for the second quarter of 2013.
•	Adjusted EBITDA[1] decreased 9.8% to $12.2 million for the second quarter of 2014 from $13.6 million for the second quarter of 2013.

“The second quarter was solidly in line with our expectations for our core specialty distribution businesses, as we continued to see sequential improvement in unique customer, placement and case growth during the quarter,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “We experienced significant inflation in the protein category, particularly at our Allen Brothers subsidiary, which we were unable to pass through to customers, negatively impacting our overall results. We have made significant steps in addressing these challenges and are confident in the long-term opportunities to build upon the Allen Brothers brand. We also continue to work on upgrading the Allen Brothers and Michael's Finer Meats technology platforms as well as integrating our standard practices in both businesses to make them run as efficiently as possible.”

Second Quarter Fiscal 2014 Results

Net sales for the quarter ended June 27, 2014 increased approximately 25.3% to $213.1 million from $170.2 million for the quarter ended June 28, 2013. The increase in net sales was the result of the acquisitions of Qzina Specialty Foods and Allen Brothers during 2013, as well as organic sales growth in the Company’s core specialty business. These acquisitions accounted for approximately $26.0 million of our year-over-year net sales growth for the quarter. Inflation continued to increase sequentially during the quarter, particularly in the protein, dairy and cheese categories, and was approximately 5.4% for the quarter.

Gross profit increased approximately 19.0% to $52.4 million for the second quarter of 2014 from $44.0 million for the second quarter of 2013. Gross profit margin decreased approximately 129 basis points to 24.6% from 25.9%. This decrease was due in large part to the shift in product mix related to the acquisition of Allen Brothers, offset in part by the contribution from Qzina Specialty Foods.

Total operating expenses increased by approximately 32.9% to $43.8 million for the second quarter of 2014 from $33.0 million for the second quarter of 2013. As a percentage of net sales, operating expenses were 20.6% in the second quarter of 2014 compared to 19.4% in the second quarter of 2013. The increase in our operating expense ratio is primarily attributable to higher net shipping costs and catalog promotion costs related to the Company’s Allen Brothers subsidiary, increased investments in management infrastructure and information technology initiatives, investigation costs related to our Michael’s Finer Meats subsidiary and integration costs related to the Company’s recently acquired businesses.

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1 Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income available to common stockholders and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

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Operating income for the second quarter of 2014 was $8.6 million compared to $11.1 million for the second quarter of 2013, reflecting the increase in operating expenses discussed above. As a percentage of net sales, operating income was 4.0% in the second quarter of 2014 compared to 6.5% in the prior year’s second quarter.

Interest expense was $2.1 million in the second quarter of 2014 compared to $1.9 million in the second quarter of 2013. The increase is attributable to higher levels of debt related to the Company’s acquisitions coupled with higher interest rates on the Company’s senior secured notes issued in early 2013.

Net income available to common stockholders was $3.8 million, or $0.15 per diluted share, for the second quarter of 2014 compared to $5.3 million, or $0.25 per diluted share, for the second quarter of 2013. The weighted average shares outstanding for the second quarter of 2014 reflects the impact of the Company’s common stock offering completed in September 2013.

On a non-GAAP basis, adjusted EBITDA decreased approximately 9.8% to $12.2 million in the second quarter of 2014 compared to $13.6 million in the second quarter of 2013. Modified pro forma net income available to common stockholders1 was $4.5 million and modified pro forma EPS was $0.18 for the second quarter of 2014 compared to modified pro forma net income available to common stockholders of $5.5 million and modified pro forma EPS of $0.26 for the second quarter of 2013.

2014 Guidance

The Company is updating its financial guidance for 2014 to be as follows:

•	Revenue between $820.0 million and $840.0 million.
•	Adjusted EBITDA between $46.0 million and $50.0 million.
•	Net income between $14.3 million and $16.0 million.
•	Net income per diluted share between $0.57 and $0.64.
•	Modified pro forma net income per diluted share between $0.63 and $0.71.

 The above guidance is based upon an estimated effective tax rate of approximately 41.0% and an estimated fully diluted share count of 25.0 million shares.

Conference Call

The Company will host a conference call to discuss second quarter 2014 financial results today at 5:00 p.m. ET. Hosting the call will be Chris Pappas, chairman and chief executive officer, and John Austin, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 705-6003 or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 13586445. The replay will be available until Thursday, August 7, 2014. The call will also be webcast live from the Company’s investor relations website (http://investors.chefswarehouse.com). A replay of the webcast will be available at this location for 30 days.

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Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company’s ability to deploy the remaining net proceeds from its September 2013 common stock offering within the timeframe contemplated; the Company’s ability to open, and begin servicing customers from, a new Chicago distribution center and the expenses associated therewith; increased fuel costs and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; the strain on the Company’s infrastructure and resources caused by its growth; the Company’s ability to recover its losses related to the accounting issue at its Michael’s Finer Meats subsidiary from the former owners of that business; and the results of the Company’s continuing investigation into the accounting issue involving its Michael’s Finer Meats subsidiary. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 30,000 products to more than 20,000 customer locations throughout the United States and Canada.

Contact:

Investor Relations

John Austin, (718) 684-8415

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 27, 2014 AND JUNE 28, 2013
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013

Net Sales	$213,144	$170,157	$400,327	$309,576
Cost of Sales	160,742	126,115	301,846	230,380
Gross Profit	52,402	44,042	98,481	79,196

Operating Expenses	43,845	32,987	86,175	62,243
Operating Income	8,557	11,055	12,306	16,953

Interest Expense	2,109	1,903	4,167	3,270
(Gain)Loss on Disposal of Assets	(10)	4	(11)	4

Income Before Income Taxes	6,458	9,148	8,150	13,679

Provision for Income Tax Expense	2,638	3,803	3,342	5,686

Net Income Available to Common Stockholders	$3,820	$5,345	$4,808	$7,993

Net Income Per Share Available to Common Stockholders:
Basic	$0.16	$0.26	$0.20	$0.38
Diluted	$0.15	$0.25	$0.19	$0.38

Weighted Average Common Shares Outstanding:
Basic	24,627,965	20,781,745	24,622,983	20,764,739
Diluted	24,850,226	21,018,602	24,844,868	21,006,260

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 27, 2014 AND DECEMBER 27, 2013
(in thousands)

	June 27, 2014 (unaudited)	December 27, 2013

Cash and cash equivalents	$14,710	$20,014
Accounts receivable, net	83,496	76,413
Inventories, net	67,015	64,710
Deferred taxes, net	3,691	2,708
Prepaid expenses and other current assets	8,383	16,250
Total current assets	177,295	180,095

Restricted cash	—	5,578
Equipment and leasehold improvements, net	38,337	27,589
Software costs, net	1,998	2,265
Goodwill	79,217	78,026
Intangible assets, net	54,495	57,450
Other assets	3,506	3,755
Total assets	354,848	354,758

Accounts payable	31,387	33,925
Accrued liabilities	17,007	15,803
Accrued compensation	5,757	5,996
Current portion of long-term debt	7,080	6,867
Total current liabilities	61,231	62,591

Long-term debt, net of current portion	139,010	140,847
Deferred taxes, net	8,382	8,338
Other liabilities	8,946	10,917
Total liabilities	217,569	222,693

Preferred stock	—	—
Common stock	250	250
Additional paid in capital	97,417	96,973
Cumulative translation adjustment	(253)	(215)
Retained earnings	39,865	35,057
Stockholders' equity	137,279	132,065

Total liabilities and stockholders' equity	$354,848	$354,758

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CASH FLOW STATEMENT
FOR THE TWENTY-SIX WEEKS ENDED JUNE 27, 2014 AND JUNE 28, 2013
(unaudited; in thousands)

	June 27, 2014	June 28, 2013

Cash flows from operating activities:
Net Income	$4,808	$7,993

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,547	1,272
Amortization	2,937	2,301
Provision for allowance for doubtful accounts	470	374
Deferred credits	28	229
Deferred taxes	(1,454)	338
Amortization of deferred financing fees	430	205
Stock compensation	718	589
(Gain) loss on disposal of assets	(13)	4
Change in fair value of earnout	259	30
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(7,328)	(618)
Inventories	(2,410)	554
Prepaid expenses and other current assets	8,095	839
Accounts payable and accrued liabilities	(2,793)	6,917
Other liabilities	(2,085)	—
Other assets	(166)	(209)
Net cash provided by operating activities	3,043	20,818

Cash flows from investing activities:
Capital expenditures	(10,286)	(3,301)
Proceeds from asset disposals	43	—
Cash paid for acquisitions	—	(54,028)
Net cash used in investing activities	(10,243)	(57,329)

Cash flows from financing activities:
Change in restricted cash	5,578	3,421
Proceeds from senior secured notes	—	100,000
Payment of debt	(3,404)	(3,565)
Payment of deferred financing fees	—	(1,201)
Borrowings under revolving credit line	—	57,200
Payments under revolving credit line	—	(117,200)
Surrender of shares to pay withholding taxes	(274)	(63)
Net cash provided by financing activities	1,900	38,592

Effect of foreign currency translation on cash and cash equivalents	(4)	111

Net increase (decrease) in cash and cash equivalents	(5,304)	2,192
Cash and cash equivalents at beginning of period	20,014	118
Cash and cash equivalents at end of period	$14,710	$2,310

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 27, 2014 AND JUNE 28, 2013
(unaudited; in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013

Net Income:	$3,820	$5,345	$4,808	$7,993
Interest expense	2,109	1,903	4,167	3,270
Depreciation	750	603	1,547	1,272
Amortization	1,469	1,226	2,937	2,301
Provision for income tax expense	2,638	3,803	3,342	5,686
EBITDA (1)	10,786	12,880	16,801	20,522

Adjustments:
Stock compensation (2)	363	300	718	589
Duplicate rent(3)	405	371	867	718
Investigation Costs (4)	230	—	625	—
Integration/Deal Costs (5)	437	—	437	—

Adjusted EBITDA (1)	$12,221	$13,551	$19,448	$21,829

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as peformance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

4.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.

5.	Represents certain third party costs incurred related to acquisitions and to integrate acquisitions onto a common IT platform.

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME
THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 27, 2014 AND JUNE 28, 2013
(unaudited; in thousands except share amounts and per share data)

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013

Net Income Available to Common Stockholders	$3,820	$5,345	$4,808	$7,993

Duplicate Rent (2)	405	371	867	718
Investigation Costs (3)	230	—	625	—
Integration/Deal Costs (4)	437	—	437	—
Adjustment of Deferred Financing Fees (5)	—	(134)	—	(134)
Tax Effect Adjustments (6)	(440)	(98)	(791)	(242)

Total Adjustments	632	139	1,138	342

Modified Pro Forma Net Income Available to Common Stockholders	$4,452	$5,484	$5,946	$8,335

Diluted Earnings per Share - Modified Pro Forma	$0.18	$0.26	$0.24	$0.40

Diluted Shares Outstanding - Modified Pro Forma (7)	24,850,226	21,018,602	24,844,868	21,006,260

1.	We are presenting modified pro forma net income available to common stockholders and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating peformance or that vary widely among similar companies.

2.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

3.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.

4.	Represents certain third party costs incurred related to acquisitions and to integrate acquisitions onto a common IT platform.

5.	Represents adjustment of deferred financing fees in connection with the refinancing of our senior secured credit facilities in April 2012.

6.	Represents the tax effect of items 2 through 5 above.

7.	Represents diluted shares outstanding of our common stock.

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THE CHEFS' WAREHOUSE, INC.
2014 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO
2014 MODIFIED PRO FORMA FULLY DILUTED EPS GUIDANCE(1)
(unaudited)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.57	$0.64

Duplicate rent (2)	0.03	0.04
Investigation costs (3)	0.02	0.02
Integration costs (4)	0.01	0.01

Modified pro forma net income per diluted share (5)	$0.63	$0.71

1.	Guidance is based upon an estimated effective tax rate of 41.0% and an estimated fully diluted share count of 25.0 million shares.

2.	Represents rent and other facility costs expected to be incurred in connection with the renovation and expansion of our Bronx, NY facility while we are unable to use the facility.

3.	Represents the costs expected to be incurred in our investigation of the accounting issue at Michael's Finer Meats.

4.	Represents third party costs expected to be incurred to integrate and standardize Allen Brothers' and Michael's Finer Meats' information technology, operations and financial systems.

5.	We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently projected results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2014
(unaudited; in thousands)

	Low-End	High-End
	Guidance	Guidance

Net Income:	$14,300	$16,000
Provision for income tax expense	10,000	11,100
Depreciation & amortization	9,200	9,500
Interest expense	8,500	9,000
EBITDA (1)	42,000	45,600

Adjustments:
Stock compensation (2)	1,500	1,600
Duplicate rent (3)	1,500	1,600
Investigation costs (4)	600	700
Integration costs (5)	400	500

Adjusted EBITDA (1)	$46,000	$50,000

1.	We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently projected results and which we believe, when considered with both our GAAP results and the reconciliation to estimated net income, provide a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our expectation regarding our operating performance relative to our estimated performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3.	Represents rent and other facility costs expected to be incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

4.	Represents the costs expected to be incurred in our investigation of the accounting issue at Michael's Finer Meats.

5.	Represents certain third party costs expected to be incurred to integrate and standardize Allen Brothers' and Michael's Finer Meats' information technology, operations and financial systems.

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